FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest
event report):                                    February 13, 1996
                                                  -----------------


                         Helene Curtis Industries, Inc.
             (Exact name of registrant as specified in its charter)


     Delaware                      8797                     36-3398349
     --------                      ----                     ----------
(State or jurisdiction             (Commission File         (IRS Employer
of incorporation)                  Number)                  Identification No.)


     325 N. Wells Street
     Chicago, Illinois                                      60610
     -----------------                                      -----
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number,
including area code                               (312) 661-0222


                                 Not Applicable
                                 --------------
          (Former name of former address, if changed since last report)

Item 5.   Other Events
-------   ------------

          On February 14, 1996, Helene Curtis Industries, Inc. issued a press release announcing the execution and delivery of an Agreement and Plan of Merger dated February 13, 1996 among Conopco, Inc., Conopco Acquisition Company, Inc. and Helene Curtis Industries, Inc. In connection with the transactions contemplated by the Agreement and Plan of Merger, Conopco, Inc. and Conopco Acquisition Company, Inc. have entered into a Stockholder Agreement dated February 13, 1996, with Ronald J. Gidwitz, the Gidwitz Family Partnership and the HCI Partnership. Copies of the press release, the Agreement and Plan of Merger and the Stockholder Agreement are attached as exhibits hereto and are incorporated by reference herein.

Item 7.   Financial Statements, Pro forma Financial Information and Exhibits.
-------   -------------------------------------------------------------------

          (c)  The following exhibits are included as part of this report:

          Exhibit 2 - Agreement and Plan of Merger dated February 13, 1996 among Conopco, Inc., Conopco Acquisition Company, Inc. and Helene Curtis Industries, Inc.

          Exhibit 20 - Helene Curtis Industries, Inc. Press Release dated February 14, 1996.

          Exhibit 99 - Stockholders Agreement among Conopco, Inc., Conopco Acquisition Company, Inc., Ronald J. Gidwitz, the Gidwitz Family Partnership and the HCI Partnership dated February 13, 1996.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HELENE CURTIS INDUSTRIES, INC.


                              By: /s/ Lawrence A. Gyenes
                                 -------------------------------
                              Lawrence A. Gyenes
                              Vice President and Chief Financial Officer

Date: February 15, 1996

                                  Exhibit Index
                                  -------------

Exhibit
Number         Exhibit Description
------         -------------------

  2 Agreement and Plan of Merger dated February 13, 1996 among Conopco, Inc., Conopco Acquisition Company, Inc. and Helene Curtis Industries, Inc.

  20           Helene Curtis Industries, Inc. Press release dated February 14,
               1996.

  99 Stockholder Agreement dated February 13, 1996 among Conopco, Inc., Conocpo Acquisition Company, Inc., Ronald J. Gidwitz, the Gidwitz Family Partnership and the HCI Partnership.